Gaming and Leisure Properties, Inc. Appoints JoAnne A. Epps to Board of Directors

WYOMISSING, Pa., September 28, 2021 -- Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), announced today that JoAnne A. Epps has been appointed to the Board of Directors as a new independent director. Ms. Epps brings the total number of directors to eight, seven of whom are considered independent according to the listing standards of the Nasdaq Stock Exchange.

Ms. Epps is Senior Advisor to the President of Temple University in Philadelphia, Pennsylvania. From 2016 to 2021, Ms. Epps served as Temple’s Executive Vice President & Provost. She has been a member of the faculty at Temple University’s Beasley School of Law since 1985 and a full professor since 1994, teaching litigation basics to first-year law students and criminal procedure, evidence, and trial advocacy to advanced law students. She previously served as Dean of the School of Law from 2008 to 2016 and as Associate Dean for Academic Affairs from 1989 to 2008. During her time at Temple, Ms. Epps has been named four times to The National Jurist’s list of the 25 most influential people in legal education. Prior to beginning her academic career, Ms. Epps served as Assistant U.S. Attorney for the Eastern District of Pennsylvania from 1980 to 1985 and as a Deputy City Attorney for the City of Los Angeles from 1976 to 1980. Ms. Epps has been admitted to the Bar of the United States Supreme Court as well as in California, the District of Columbia, and the Commonwealth of Pennsylvania.

Gaming and Leisure Properties Chairman and Chief Executive Officer, Peter M. Carlino, commented, “I am delighted to welcome JoAnne to our Board as we believe her experience as a trustee of a publicly traded real estate investment trust and legal acumen will serve our Company well as we continue to drive growth in shareholder value. Her expertise is a perfect complement to the existing strengths of the Board and will substantially expand the diverse set of viewpoints that ultimately help shape our mission.”

Ms. Epps serves on the Board of Trustees at PREIT, a publicly traded real estate investment trust that owns and manages shopping malls. As a Trustee, she is a member of both the Nominating & Governance and Audit committees. In addition, she is an active member of the American Bar Association, the American Law Institute, the Barristers' Association of Philadelphia, the National Bar Association, the Society of American Law Teachers, and the Pennsylvania Women’s Forum.

Ms. Epps holds a B.A. degree from Trinity College and a J.D. from the Yale Law School.

About Gaming and Leisure Properties
GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding Ms. Epps’ contribution to the Board. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact:
Gaming and Leisure Properties, Inc. Investor Relations
Matthew Demchyk, Chief Investment Officer Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900 212/835-8500
investorinquiries@glpropinc.com glpi@jcir.com

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